Exhibit 99.1
July 21, 2006
MedImmune and Micromet Report on Novel Anti-cancer BiTE ®
Gaithersburg, MD and Carlsbad, CA – July 21, 2006 – MedImmune, Inc. (NASDAQ: MEDI), a leading biotechnology company, and Micromet, Inc. (NASDAQ: MITI), a transatlantic biopharmaceutical company focused on the development of antibody-based drugs, present a novel BiTE® molecule (bscEphA2xCD3) targeting the tyrosine kinase receptor EphA2, which is frequently overexpressed on solid tumors. The compound has been generated in the context of the companies’ research collaboration for the development of novel therapeutics based on Micromet’s BiTE® technology. The data presented earlier this week at the National Cancer Institute’s 14th SPORE Investigators’ Workshop suggest that bscEphA2xCD3 may provide the opportunity to develop an anti-cancer therapeutic, which may minimize potential side effects for patients.
In in vitro studies, bscEphA2xCD3 was observed to kill tumor cells at low nanogram/ml concentrations, which is considerably below dose levels currently required by classical monoclonal antibody-based therapies. Tumor cell lysis approached 100 percent even at low ratios of effector T cells to target cells. In mice, the BiTE® compound redirected unstimulated human T cells to inhibit transplanted human tumor outgrowth without the apparent need for co-stimulation of T cells. Of note, videomicroscopy showed that bscEphA2xCD3 triggered T cells to attack single tumor cells overexpressing EphA2 but spared normal cells where the tyrosine kinase is sequestered within intercellular boundaries.
BiTE® molecules are part of a novel class of antibody derivatives that may have the potential to selectively direct and activate an individual’s own immune system to act against cancer cells. This action is believed to occur as a result of the molecule’s stimulation of T cells (a very potent type of white blood cell) to target and destroy cancer cells that over-express a specific antigen.
“These results further support the common and unique characteristics of BiTE® and suggest that BiTE® molecules may make for a novel platform of antibody-based therapeutics,” commented Micromet’s CSO Patrick Baeuerle. “Moreover, our findings suggest that the form of the EphA2 target, which may be only accessible on tumor cells, may provide the basis for selective tumor cell lysis by an EphA2 specific BiTE®.”
“We are encouraged by the results of this first BiTE® molecule that MedImmune researchers together with the Micromet team have developed,” said Peter Kiener, MedImmune Senior Vice President, Research . “We believe that new BiTE® molecules can be crafted to target T cell activity towards various tumor-associated antigens on cancer cells.”
Under the terms of the companies’ collaboration agreement, MedImmune holds the rights to bscEphA2xCD3. Micromet is entitled to receive milestones and royalties in case of successful development and commercialization of the compound and has the option to receive co-promotion rights in Europe.
Under a separate arrangement, Micromet and MedImmune collaborate on the development of MT103/MEDI-538, a BiTE® molecule being developed to treat B-cell non-Hodgkin’s lymphoma. MT103/MEDI-538 specifically targets the CD19 antigen present on B cells, but not on other types of blood cells or healthy tissues.
Contact Information:

Investor Contacts:
Peter Vozzo, MedImmune, Inc.
+1 301-398-4358
Ines-Regina Buth, Micromet, Inc.
+1 760-494-4235 (US)
+49 (0)89 895277 221 (Europe)
ines.buth@micromet-inc.com
Media Contacts:
Jamie Lacey, MedImmune, Inc.
+1 301-398-4035
Europe: Evelyn Wolf, Micromet, Inc. +49 (0)89 895277 220
evelyn.wolf@micromet-inc.com
US: Susan Noonan for Micromet, Inc.
(212) 966-3650
susan@sanoonan.com
About MedImmune, Inc.
MedImmune strives to provide better medicines to patients, new medical options for physicians, rewarding careers to employees, and increased value to shareholders. Dedicated to advancing science and medicine to help people live better lives, the company is focused on the areas of infectious diseases, cancer and inflammatory diseases. With more than 2,300 employees worldwide, MedImmune is headquartered in Maryland. For more information, visit the company’s website at www.medimmune.com.
Forward-Looking Statements
This announcement contains, in addition to historical information, certain “forward-looking statements” regarding the development of a novel BiTE® molecule (bscEphA2xCD3) targeting the tyrosine kinase receptor EphA2 to treat certain cancers. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change and could cause actual outcomes and results to differ materially from current expectations. In addition to risks and uncertainties discussed in MedImmune’s filings with the U.S. Securities and Exchange Commission, no assurance exists that development efforts for any such product will succeed, that any such product will receive required regulatory approval or that, even if regulatory approval is received, any such product will be commercially successful. MedImmune undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise except as may be required by applicable law or regulation.
About Micromet, Inc. (www.micromet-inc.com)
Micromet, Inc. is a biopharmaceutical company with a focus on the development of novel, proprietary antibody-based products for cancer and inflammatory and autoimmune diseases. Two product candidates are currently in clinical trials. Adecatumumab (MT201), a recombinant human monoclonal antibody, is being evaluated in Phase 2 clinical trials for the treatment of patients with breast cancer and prostate cancer. MT103 is being studied in a Phase 1 clinical trial for the treatment of patients with non-Hodgkin’s lymphoma. Micromet has established a drug development platform based on its BiTE® technology, a unique, antibody-based format that leverages the cytotoxic potential of T cells, the most powerful ‘killer cells’ of the human immune system. Micromet has established collaborations with MedImmune, Inc. and Serono.

Forward-Looking Statements
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding the potential of a novel BiTE® molecule (bscEphA2xCD3) targeting the tyrosine kinase receptor EphA2 to treat certain cancers; and, the efficacy, safety, and intended utilization of Micromet’s product candidates. Factors that may cause actual results to differ materially from those expressed or implied by these forward-looking statements include difficulties encountered in integrating the businesses of CancerVax Corporation and Micromet AG following their recently completed merger, the risk that product candidates, including bscEphA2xCD3, that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, the risk that we will not obtain approval to market our products, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. These factors and others are more fully discussed in Micromet’s periodic reports and other filings with the SEC.
Any forward-looking statements are made pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, speak only as of the date made. Micromet, Inc. undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.